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                                                                   Exhibit 10.21

                          INVESTMENT SERVICES AGREEMENT

     This INVESTMENT SERVICES AGREEMENT (the "Agreement") is made as of the 3rd day of April, by and between RAM REINSURANCE COMPANY LTD, a Bermuda insurance company (the "Client"), and MBIA CAPITAL MANAGEMENT CORP., a Delaware corporation (the "Advisor") and shall become effective on May 1, 2003 (the "Effective Date").

                                    RECITALS

     WHEREAS, Client seeks investment advisory services in connection with certain assets owned by it; and

     WHEREAS, Advisor is in the business of providing investment advisory services; and

     WHEREAS, Client desires to retain Advisor to render advice and services to Client pursuant to the terms and conditions of this Agreement and Advisor is willing to furnish such advice and services.

     NOW THEREFORE, in consideration of the covenants and the mutual promises hereinafter set forth, the parties hereto mutually agree as follows:

     1. Authority of the Advisor. (a) Advisor shall have full power to manage and direct the investments of and for Client's account (the "Account"), without prior consultation with Client, subject, however, to the limitations referred to in clause (b) of this paragraph 1 and paragraph 5 hereof. This discretionary authority makes the Advisor agent and attorney-in-fact with full power and authority on behalf of the Account (i) to buy, sell, exchange, convert and otherwise trade in any and all stocks, bonds and other securities and investments as the Advisor may select; and (ii) to establish and deal through accounts with one or more securities brokerage firms, dealers or banks as Advisor may select; provided, however, that none of such firms, dealers or banks shall be a person or entity that controls, or is controlled by, or is under common control with, Advisor. This discretionary authority shall remain in full force and effect for the duration of this Agreement or until the Advisor receives written notice from Client of its termination in accordance with the terms of this Agreement. Advisor will not be responsible for giving client investment advice or taking any other action with respect to any assets of Client not included in the Account.

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     (b)  Notwithstanding any other provision of this Agreement, it is understood and acknowledged by the parties hereto that Client shall at all times have ultimate control of and responsibility with respect to the functions which Client is delegating to Advisor pursuant to the terms of this Agreement. In furtherance of the foregoing, Advisor shall follow the instructions of Client's Chief Executive Officer. Chief Financial Officer or Chief Underwriting Officer in connection with the management and investment of Account.

     2. Custody of Assets. Client has appointed Fleet National Bank and Deutsche Bank Trust Company Americas, as its custodians (the "Custodians"). The Custodians will take and have possession of the assets of the Account. Advisor shall not act as custodian for Client's Account or take or have possession of any of the assets thereof, but may issue instructions to the Custodian of such assets as required in connection with the settlement of transactions effected by Advisor hereunder. Accounts and records maintained by Advisor in connection with this Agreement shall be the property of the Client. Notwithstanding the foregoing, or any other provisions of this Agreement to the contrary, Client and Advisor acknowledge and agree that Advisor shall at all times own and have custody of its own general corporate accounts and records. Client shall pay all fees of Custodians.

     3. Brokerage. To the extent permitted in paragraph 1 of this Agreement, Advisor may place orders for the execution of transactions for the Account with or through such brokers, dealers, or banks as Advisor may select and, complying with Section 28(e) of the Securities Exchange Act of 1934, may select brokers-dealers charging a commission in excess of the commission another broker-dealer would have charged. The Advisor and other clients advised by the Advisor may benefit from any information received from broker-dealers selected in connection with Client's Account. Advisor may (but is not obligated to) purchase or sell the same securities for several clients at approximately the same time and combine or batch such orders. This may result in differences in prices and commissions or other transaction costs from those that might have been obtained had such orders been placed independently.

     4. Administrative Services. The Client hereby engages the Advisor to provide those administrative and securities management services described in Exhibit A attached hereto.

     5. Legal Proceedings. Advisor will not advise or act for Client in any legal proceedings, including bankruptcies or class actions, involving securities


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          held in the Account or issuers of those securities. Advisor will provide Client with notice of the bankruptcy of such issuer and of any class action in which Client as owner of a security or investment held in the Account would be eligible to participate as a plaintiff.

     6. Risk. Advisor cannot guarantee the future performance of the Account, promise any specific level of performance or promise that its investment decisions, strategies or overall management of the Account will be successful. The investment decisions Advisor will make for Client are subject to various market, currency, economic, political and business risks, and will not necessarily be profitable.

     7. Investment Manager Independent. For all purposes of this Agreement, the Advisor shall be deemed to be an independent contractor and shall have no authority to act for, bind or represent the Client or the Client's shareholders in any way, except as described herein, and shall not otherwise be deemed to be an agent of the Client. Nothing contained herein shall create or constitute the Advisor and the Client as a member of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, nor shall anything contained herein be deemed to confer on any of them any express, implied, or apparent authority to incur any obligation or liability on behalf of any other person.

     8. Sub-Advisors and Consultants. Advisor may, at its own expense, employ other persons to furnish to Advisor statistical and other factual information, advice regarding economic factors and trends, information with respect to technical and scientific developments, and such other information, advice and assistance as Advisor may desire; provided, however, that such sub-advisors and consultants shall not have authority to make investment decisions for Client's Account.

     9. Investment Objectives and Guidelines. Client has provided Advisor with a written Statement of Investment Guidelines (the "Guidelines") in the form attached hereto as Exhibit B and incorporated herein by reference. Advisor agrees to at all times be in compliance with the Guidelines when making investments for Client's Account. Client shall give Advisor prompt written notice of any investments made for Client's Account which Client believes to have been made outside the Guidelines. Client may change or modify the Guidelines from time to time by providing the Advisor reasonable advance written notice of such change or modification provided, that Client may not amend the Guidelines to impose additional monitoring, reporting, or other material obligations on the Advisor without the Advisor's written consent. Neither Advisor's acceptance of the


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          Guidelines, nor any other provision of this Agreement shall be considered a guaranty that any specific investment performance result will be achieved. In the event of an amendment to the Guidelines, the parties shall mutually agree to an appropriate fee schedule for any additional asset class not contemplated hereunder, and if the parties cannot mutually agree in good faith to an appropriate fee schedule within 10 days of the receipt of notice by the Advisor, Client shall have the right to select another investment manager for the applicable portion of the Account, provided however, that in such event the Client shall provide the Advisor with written notice of the identity of such other investment manager.

     10. Allocation of Charges and Expenses, (a) Advisor shall furnish at its own expense executive, supervisory and other personnel services, office space, equipment, utilities and telephone services in connection with supplying the investment management, advisory, statistical, analytical and research services contemplated by this Agreement.

     (b) Custodian fees, transfer agent fees and brokerage costs, fees and commissions will be charged to Client's Account.

     (c) For all reasonable expenses not otherwise covered in subsections (a) and (b) above, it is understood that Client will pay or reimburse Advisor for such expenses, including, without limitation, governmental fees, interest charges, taxes, fees and expenses of independent auditors, legal fees and other expenses connected with the execution of security transactions or the purchase or sale of any assets in the Account or the performance by Advisor of any other duties under this Agreement or any actions taken by Advisor at the request of Client. Except for taxes, governmental fees and any other expenses outside of Advisor's control, Advisor will notify Client not less than five (5) business days prior to incurring any individual expense under this subsection (c) and Client shall have five (5) business days from receipt of such notice within which to notify Advisor of its disapproval of any such expense. Failure of Client to so notify Advisor of its disapproval within five (5) business days shall be deemed Client's approval of such expense.

     (d) Advisor shall provide Client, no later than ten (10) business days following the end of each calendar month, with a (i) summary of the investment transactions and (ii) all monthly reports listed on Exhibit A attached hereto for that month.

     (e) Advisor shall provide Client, quarterly in arrears, with a statement of any fees and expenses chargeable to Client pursuant to subsections
          (b) and (c)


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          above. Any undisputed amounts shall be paid by Client within fifteen
          (15) days of receipt of said statement.

     11. Compensation of Advisor. The compensation of Advisor for its services under this Agreement shall be an annual fee of 20 basis points, payable quarterly in arrears based on the average market value of the assets under management for such quarter.

     12. Valuation. In computing the market value of any security held in the custody account:

     (a) Each security listed on any national securities exchange, for which recent market quotations are readily available, shall be valued at the last reported sale price on the principal exchange on which such security is traded, or, if there has been no recently reported sale, at the last reported bid price;

     (b) Unlisted securities shall be valued at the then current bid price, if market quotations are readily available;

     (c) Any other security or asset shall be valued in a manner determined in good faith by Advisor to reflect its fair market value and such valuation shall be determinative.

     13. Records. Advisor shall maintain accurate and detailed records of all transactions in connection with the Account, which shall be subject to inspection by the Client upon reasonable notice during Advisor's regular business hours. It is understood and acknowledged that such records are the property of the Client and shall be returned to the Client upon termination of this Agreement. Notwithstanding the foregoing, however, it is understood that the Advisor is permitted to disclose information contained in such records pursuant to the requirements of applicable law or of any banking, insurance or securities regulatory agency. Moreover, Advisor will be permitted to keep and maintain one copy of such record. On request, representatives of Advisor shall meet with the Client's officers and directors and the officers and directors of the Client's parent company to discuss investment performance and other matters relating to Advisor's obligations under this Agreement.

     14. Duration and Termination. (a) Subject to the provisions of paragraph 13 hereof, this Agreement shall commence as of the Effective Date and shall continue until terminated (i) by mutual consent of Advisor and Client or (ii) as hereinafter provided. Fees will be prorated to the date of


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          termination and any unearned portion of repaid fees will be refunded to Client.

     (b) Either party may terminate this Agreement without cause upon at least thirty (30) days prior written notice.

     (c) At its discretion, Client may immediately terminate this Agreement by written notice to Advisor upon the occurrence of any one of the following events:

     (i) The insolvency of Advisor, the inability of Advisor to pay debts as they mature, the making of an assignment by Advisor for the benefit of creditors, the dissolution of Advisor, the appointment of a receiver or liquidator for Advisor or for a substantial part of Advisor's property, or the institution of bankruptcy, reorganization, arrangement, insolvency or similar proceedings by or against Advisor under the laws of any jurisdiction; or

     (ii) The default under or any violation of the terms of this Agreement by Advisor which is not cured by Advisor within fifteen (15) days after receipt by Advisor of notice of such default from Client of the failure of Advisor to perform satisfactorily its duties as set forth in this Agreement.

     (d) At its discretion, Advisor may immediately terminate this Agreement by written notice to Client upon the occurrence of any one of the following events:

     (i) The insolvency of Client, the inability of Client to pay debts as they mature, the making of an assignment by Client for the benefit of creditors or the dissolution of Client, the appointment of a receiver or liquidator for Client or for a substantial part of Client's property, or the institution of bankruptcy, reorganization, arrangement, insolvency or similar proceedings by or against Client under the laws of any jurisdiction;

     (ii) The default under or any violation of the terms of this Agreement by Client which is not cured by Client within fifteen (15) days after receipt by Client of notice of such default from Advisor of the failure of Client to perform satisfactorily its duties as set forth in this Agreement.

     (e) Upon termination of this Agreement, if Client so elects and for a period not exceeding the earlier of two (2) months or the date on which Client appoints a successor to Advisor, Advisor shall be obligated to perform those investment services which are necessary to ensure the proper management of Client's Account. Termination of this Agreement shall


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          not relieve either party of liability for the performance of obligations imposed upon such party during the effective period of this Agreement which have not been performed at the time of termination thereof. It is specifically agreed to and acknowledged that Advisor shall be entitled to fees referred to in paragraph 11 for services rendered pursuant to this subparagraph (e).

     15. Non-Exclusive Contract. The services of the Advisor to Client are not to be deemed to be exclusive. Advisor is free to render service to others. Client agrees that Advisor may give advice and take action with respect to any of its other clients which may differ from advice given or the timing or nature of action taken with respect to Client's Account. Nothing in this Agreement shall be deemed to impose upon the Advisor any obligation to purchase or sell or to recommend for purchase or sale by or for Client any security or other property which Advisor, its officers, employees or affiliates may purchase or sell for their own accounts or which the Advisor may purchase or sell for the account of any other client. Client recognizes that transactions in a specific security may not be accomplished for all or any other clients at the same time or at the same price.

     16. Representations. (a) The Advisor represents and warrants that it is registered as an investment advisor with the Securities and Exchange Commission pursuant to the Investment Advisers Act of 1940 as amended.

     (b) Advisor represents and warrants that this Agreement has been duly authorized in accordance with Advisor's governing documents and when executed and delivered will be binding upon Advisor in accordance with its terms.

     (c) Client represents and warrants that this Agreement has been duly authorized by Client's Board of Directors in accordance with Client's governing documents and when executed and delivered will be binding upon Client in accordance with its terms.

     (d) Client represents and warrants that it has received a copy of Advisor's Form ADV Part II as required by Rule 204-3 under the Investment Advisers Act of 1940 at least 48 hours prior to the date of execution of this Agreement.

     17. Applicable Laws. Advisor shall comply with all securities laws and other laws applicable to investment managers, including, without limitation, the Investment Advisers Act of 1940, as amended. Advisor shall comply with the guidelines in providing its services hereunder, and, except for


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          monitoring compliance with the provisions of law referred to in the
          Guidelines, shall have no independent duty or responsibility to assure that investments permitted by Client's Guidelines qualify as permitted investments under applicable insurance laws.

     18.  Voting Rights. Decisions on voting of proxies will be made by Client.

     19. Liability of Advisor. In providing Client with investment advice and other services as herein provided, neither Advisor nor any officer, director, employee or agent thereof shall be held liable to Client, its creditors or its stockholder(s) for errors of judgment or any losses suffered by any of them related to this Agreement and the transactions contemplated hereby, provided such losses did not arise out of Advisor's action or inaction constituting willful malfeasance, bad faith or gross negligence in the performance of its duties or reckless disregard of its obligations and duties under the terms of this Agreement. It is further understood and agreed that Advisor may rely upon information furnished to it reasonably believed to be accurate and reliable and upon any instructions of Client. Nothing herein shall constitute a waiver or limitation of any rights which the Client may have under any federal securities laws.

     20. Indemnification. Client shall indemnify and hold harmless Advisor and its shareholders, employees, agents and affiliates from and against any losses (including reasonable attorney's fees) arising out of or in connection with Advisor's entry into this Agreement or any act or inaction (or any alleged act or inaction) on behalf of Client hereunder, other than acts or failures to act that constitutes willful misfeasance, bad faith or gross negligence in the performance of Advisor's duties or reckless disregard of its obligations and duties under the terms of this Agreement.

     21. Confidential Relationship. Each of the Client and the Advisor agrees that the terms and conditions of this Agreement, all information and advice furnished by either party under this Agreement and any records generated by this Agreement (collectively, the ("Information") are confidential and agrees to: (i) hold and treat the Information in strict confidence, (ii) take all reasonable measures to keep the Information secret and confidential, and (iii) disclose the Information only as required by law or applicable regulatory requirement or stock exchange rule. Each party under this Agreement will inform its respective officers, directors, employees, legal counsel and auditors that the Information is confidential and direct them to keep it confidential.


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     22.  Notices. All notices and other communications hereunder shall be in writing and shall be delivered by hand, telecopier, or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses and shall be deemed given on the date on which such notice is received:

     To Client at:        RAM Renaissance Company Ltd.
                          RAM Re House
                          46 Reid Street
                          Hamilton HM12, Bermuda
                          Attention: Carolyn Thoms
                                     Chief Financial Officer

     Or by telecopier at: 441 -296-6509

     To Advisor at:       MBIA Capital Management Corp.
                          113 King Street
                          Armonk, NY 10504
                          Attention: Clifford D. Corso
                                     President

     Or by telecopier at: 914-765-3375

Either party may change its address or telecopier number for purposes of this paragraph by giving the other party written notice of the new address or telecopier number in the manner set forth below.

     23. Waiver. Waiver by either party of any obligation of the other party does not constitute a waiver of any further or other obligation of the other party.

     24. Amendment. This Agreement may be modified or amended only by an instrument in writing signed by duly authorized representatives of both Advisor and Client.

     25. Agreement not Assignable. This Agreement is not assignable by either Client or Advisor.

     26. Cumulative. All rights, powers and privileges conferred hereunder upon the parties shall be cumulative and shall not restrict those given by law.

     27. Counterparts. This Agreement may be executed in counterparts, each of which so executed shall be deemed to be an original and such counterparts together shall constitute but one and the same contract, which shall be sufficiently evidenced by any such original counterpart.


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     28.  Construction; Governing Law. The captions used in this Agreement are for convenience only, and shall not affect the construction or interpretation of any of its provisions. Each of the provisions of this Agreement is severable, and invalidity or inapplicability of one or more provisions, in whole or in part, shall not affect any other provision. This Agreement shall be construed in accordance with the laws of the State of New York, without giving effect to the provision thereof relating to conflicts of law and is subject to the provisions of the Investment Advisers Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission.

     29. Dispute Resolution. Any disputes arising under this Agreement shall be settled by arbitration in New York City in accordance with the American Arbitration Association rules then in effect, any award rendered thereon shall be enforceable in any court of competent jurisdiction. The parties each irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of the venue of any such proceeding brought in any such court and any claim that any such proceeding brought in such court has been brought in an inconvenient forum. The parties each agree that final judgement in any such suit, action or proceeding brought in such a court shall be conclusive and binding on it and may be enforced in any court to the jurisdiction of which it is subject by a suit upon such judgment.

     30. Entirety of Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes and cancels any prior understandings and agreements between the parties.


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     IN WITNESS WHEREOF, the parties have caused the signatures of their duly authorized offices to be hereto affixed.


By: /s/                                 By: /s/
    ---------------------------------       ------------------------------------
Title: Chief Financial Officer          Title: President
               "Client"                                 "Advisor"


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                                    EXHIBIT A

                             ADMINISTRATIVE SERVICES

Advisor will provide the following securities support functions:

-    Settlement/Custody Control

     Daily coordination of any securities purchased or sold with investment manager, brokers and clearance bank. Confirmation of funds movement upon receipt/delivery of securities. Reconciliation of asset position between custody bank and investment operations.

-    Transaction Processing

     Daily recording of individual security transactions on trade date.

-    Income Collection

     Daily collection and recording principal (maturity/redemption) and interest payments. Follow up on overdue payments.

-    Bank Reconciliation

     Monthly reconciliation of all cash transactions in demand deposit accounts.

-    Market Valuation of Assets

     Assets priced monthly by an outside service.

-    Investment Accounting Staff Support

     Staff support will be provided to assist the Client in responding to audit, tax or other regulatory interrogatories related to investment transactions as reported.

Independent administrative services which are not provided by Advisor under this Agreement include:

     --   Custody services.

     --   Outside audit services.

The following reports will be provided to the Client and will include transaction reports and investment management reports prepared monthly or quarterly, as the case may be:


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(a)  Transaction Reporting:

     (i) Monthly detail reports on all transactions including an Income Earned Report, Stat Transaction Report, Stat Valuation Report, a report detailing cash reconciliations with custodians and a report detailing purchases and sales.

     (ii) Transactional information on investments, as needed, to support tax return preparation.

(b)  Portfolio Review:

     Monthly summary and detail on the Client's holdings will be provided. This report will include market values, overall quality ratings, portfolio yield and a summary review of market conditions and portfolio strategy. The Client's holdings will be reported separately for each Regulation 114 trust account and each uncollateralized account, and for all accounts in the aggregate.

(c)  Performance Reporting:

     Quarterly performance results on both yields on new commitments and total return for the portfolio will be provided. Performance will be measured against agreed upon indices.


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

                                   EXHIBIT B

                          RAM REINSURANCE COMPANY LTD.
                STATEMENT OF INVESTMENT OBJECTIVES & GUIDELINES


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